Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES THIRD QUARTER 2026 RESULTS

BRENTWOOD, Tenn., November 9, 2026 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) (“Surgery Partners” or the “Company”), a leading short-stay surgical facility owner and operator, today announced results for the third quarter ended September 30, 2026.
Third Quarter 2026 Financial Highlights
(All comparisons are year-over-year unless otherwise noted; results reflect the ownership of the Idaho Falls facilities through September 13, 2026)

•Revenue decreased (0.8)% for the third quarter
◦Same-facility revenues increased 6.0% for the third quarter
◦Same-facility cases increased 0.2% for the third quarter
•Net loss attributable to Surgery Partners, Inc. was $21.1 million for the third quarter
◦Adjusted EBITDA was $132.7 million for the third quarter
Eric Evans, Chief Executive Officer, stated, “Our financial results in the third quarter reflect the impact of the successful Idaho Falls divestiture and sustained momentum in our core business, underscoring the value of our short-stay surgical platform. Additionally, the recently announced amended merger agreement with HealthSpan Partners serves as further validation of our unique offering, while representing a compelling outcome for our patients, physicians, stockholders, and other stakeholders. We are excited to move forward with this next chapter as we continue to deliver high-quality care to all our patients and support our physicians, colleagues and health system partners.”
Transaction with HealthSpan Partners
On November 9, 2026, Surgery Partners announced an amendment to its previously announced merger agreement with HealthSpan Partners, following Surgery Partners’ receipt of an unsolicited competing proposal from a third party. The amendment increases the merger consideration to $25.00 per share in cash, representing an enterprise value of up to approximately $6.0 billion. It further provides that the Company’s stockholders (other than affiliates of Bain Capital Private Equity) will receive additional monthly cash payments (the “Ticking Fee”) in the event the requisite Company stockholder approval has been obtained but the merger between HealthSpan Partners and Surgery Partners has not occurred by March 1, 2027, which payments will be paid in equal monthly installments in arrears at a rate equal to 10% per annum on the $25.00 per share merger consideration, among other updates. The Merger is still expected to close in the first quarter of 2027, subject to the approval of Surgery Partners stockholders, the receipt of regulatory approvals and satisfaction of other customary closing conditions.
In light of the pending transaction with HealthSpan Partners, and as is customary during the pendency of such transactions, Surgery Partners will not host an earnings conference call and will no longer provide forward-looking guidance.
Third Quarter 2026 Results
Revenues for the third quarter of 2026 decreased (0.8)% to $815.3 million compared to $821.5 million for the third quarter of 2025. Same-facility revenues for the third quarter of 2026 increased 6.0% compared to the same period in the prior year, with a 5.8% increase in revenue per case and a 0.2% increase in same-facility cases. For the third quarter of 2026, the Company’s Adjusted EBITDA was $132.7 million, compared to $136.4 million for the same period in 2025.
Year-to-Date 2026 Results
Revenues year-to-date 2026 increased 2.1% to $2,475.1 million compared to $2,423.7 million for the 2025 period. Same-facility revenues for year-to-date 2026 increased 4.6% compared to the prior year period, with a 4.2% increase in revenue per case and a 0.3% increase in same-facility cases. For year-to-date 2026, the Company’s Adjusted EBITDA was $360.2 million, compared to $369.3 million for the same period last year.

Liquidity
Surgery Partners had cash and cash equivalents of $354.5 million and $692.8 million of borrowing capacity under its revolving credit facility as of September 30, 2026. Cash flows from operating activities were $103.5 million for the third quarter of 2026, compared to $83.6 million for the same period in 2025. Year-to-date, operating cash flows were $174.5 million compared to $170.9 million in the prior year period.
The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement, was approximately 4.4x at the end of the third quarter of 2026.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 200 locations in 30 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities.
To learn more about Surgery Partners, please visit the Company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for future periods, the proposed Merger and its expected timing, completion, benefits, and effects, and other similar statements. All statements in this press release other than statements of historical fact are forward-looking statements. These statements can be identified by the use of words such as "believes," "anticipates," "expects," "intends," "plans," "continues," "estimates," "predicts," "projects," "forecasts," "may," "could," "likely," "will," "should," or the negative of these words and similar expressions. All forward-looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and other factors that may cause actual results to differ materially from the expectations discussed in, or implied by, the forward-looking statements.
Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, (a) the ability of the parties to consummate the proposed Merger in a timely manner or at all; (b) the satisfaction (or waiver) of closing conditions to the consummation of the proposed Merger; (c) potential delays in consummating the proposed Merger; (d) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed Merger that could delay the consummation of the proposed Merger or cause the parties to abandon the proposed Merger; (e) the possibility that the Company may not receive the requisite stockholder approval for the proposed Merger; (f) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed Merger; (g) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement with BSMH; (h) the Company’s ability to implement its business strategy; (i) significant transaction costs associated with the proposed Merger, as well as liabilities that are not known, probable or estimable at this time or other unexpected costs, charges or expenses; (j) the possibility that the proposed Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (k) potential litigation relating to the proposed Merger; (l) the risk that disruptions from the proposed Merger will harm the Company’s business, including current plans and operations; (m) risks related to the diversion of management’s time and attention from the Company’s ongoing business operations to matters relating to the proposed Merger; (n) the ability of the Company to retain and hire key personnel; (o) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (p) legislative, regulatory and economic developments affecting the Company’s business; (q) general economic and market developments and conditions; (r) the legal, regulatory and tax regimes under which the Company operates; (s) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed Merger that could affect the Company’s financial performance; (t) the risk that any announcements relating to the proposed Merger or competing acquisition proposals could have adverse effects on the market price of the Company’s common stock, and the risk that such price may decline significantly if the proposed Merger is not consummated on the anticipated timeline, or at all; (u) restrictions during the pendency of the proposed Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (v) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; (w) the possibility that the anticipated benefits from the previously announced sale of the Company's ownership interests in Mountain

View Hospital, LLC, Idaho Falls Community Hospital, LLC and associated subsidiaries to Intermountain Health (the “Idaho Transaction”) are not realized as expected, the potential adverse effect on the Company's business relationships, operating results, and business generally, including the ability to retain key personnel; (x) potential litigation relating to the Idaho Transaction that could be instituted against the Company or its affiliates, officers, or directors, and the effects of any outcomes related thereto; (y) reductions in payments from government health care programs and private insurance payors, such as health maintenance organizations, preferred provider organizations, and other managed care organizations and employers; (z) our ability to contract with private insurance payors; (aa) changes in our payor mix or surgical case mix; (bb) failure to maintain or develop relationships with physicians on beneficial or favorable terms, or at all; (cc) the impact of payor controls designed to reduce the number of surgical procedures; (dd) our efforts to integrate operations of acquired or developed businesses and surgical facilities, attract new physician partners, or acquire additional surgical facilities; (ee) supply chain issues, including shortages or quality control issues with surgery-related products, equipment and medical supplies; (ff) competition for physicians, nurses, strategic relationships, acquisitions and managed care contracts; (gg) our ability to attract and retain qualified health care professionals; (hh) our ability to enforce non-compete restrictions against our physicians; (ii) our ability to manage material liabilities whether known or unknown incurred as a result of acquiring or operating surgical facilities; (jj) the impact of future legislation and other health care regulatory reform actions, and the effect of that legislation and other regulatory actions on our business; (kk) our ability to comply with current health care laws and regulations; (ll) the outcome of legal and regulatory proceedings that have been or may be brought against us; (mm) the impact of cybersecurity attacks or intrusions, changes in the regulatory, economic and other conditions of the states where our surgical facilities are located; (nn) our indebtedness; and (oo) the social and economic impact of a pandemic, epidemic or outbreak of a contagious disease on our business, as well as the Company’s response to any of the aforementioned factors and the risks and uncertainties identified and discussed from time to time in the Company’s reports filed with the Securities and Exchange Commission (the "SEC"), including in Item 1A under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed with the SEC, as well as the risks and uncertainties that will be described in the proxy statement and Schedule 13E-3 to be filed in connection with the proposed Merger. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances. The foregoing list of factors is not exhaustive, and new risks may emerge from time to time.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Adjusted net income (loss) attributable to common stockholders, Adjusted net income (loss) per share attributable to common stockholders, Adjusted EBITDA, and Adjusted EBITDA related to unconsolidated affiliates, which exclude various items detailed in the "Reconciliation of Non-GAAP Financial Measures" below.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

SURGERY PARTNERS, INC.
Selected Consolidated Financial Data
(Dollars in millions, except per share amounts, shares in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues	$815.3	$821.5	$2,475.1	$2,423.7
Operating expenses:
Salaries and benefits	239.8	242.8	740.3	716.6
Supplies	214.1	208.9	661.1	639.7
Professional and medical fees	99.2	104.0	303.3	301.4
Lease expense	23.8	21.5	71.0	65.2
Other operating expenses	53.4	49.0	164.0	148.0
Cost of revenues	630.3	626.2	1,939.7	1,870.9
General and administrative expenses	40.6	22.4	116.2	94.5
Depreciation and amortization	39.6	39.5	117.4	116.1
Transaction and integration costs	22.6	12.6	56.6	55.4
Net (gain) loss on disposals, consolidations and deconsolidations	2.9	15.6	9.6	19.0
Equity in earnings of unconsolidated affiliates	(6.4)	(5.2)	(16.9)	(16.3)
Litigation settlements	0.4	5.1	2.9	7.3
Loss on debt extinguishment	3.7	1.3	3.7	1.3
Other income, net	(4.0)	(1.7)	(7.6)	(3.8)
	729.7	715.8	2,221.6	2,144.4
Operating income	85.6	105.7	253.5	279.3
Interest expense, net	(67.9)	(74.9)	(206.8)	(205.0)
Income (loss) before income taxes	17.7	30.8	46.7	74.3
Income tax (expense) benefit	(3.6)	(5.5)	(5.0)	(4.4)
Net income (loss)	14.1	25.3	41.7	69.9
Less: Net income attributable to non-controlling interests	(35.2)	(48.0)	(113.7)	(132.8)
Net income (loss) attributable to Surgery Partners, Inc.	$(21.1)	$(22.7)	$(72.0)	$(62.9)

Net income (loss) per share attributable to common stockholders
Basic	$(0.16)	$(0.18)	$(0.56)	$(0.50)
Diluted (1)	$(0.16)	$(0.18)	$(0.56)	$(0.50)
Weighted average common shares outstanding
Basic	128,865	127,206	128,688	126,932
Diluted (1)	128,865	127,206	128,688	126,932
(1)The impact of potentially dilutive securities for all periods was not considered because the effect would be anti-dilutive.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Dollars in millions, except per case and per share amounts)
(Unaudited)

	September 30, 2026	December 31, 2025

Balance Sheet Data (at period end):
Cash and cash equivalents	$354.5	$239.9
Total current assets	1,080.0	1,150.7
Total assets	7,049.8	8,119.7

Current maturities of long-term debt	56.5	99.3
Total current liabilities	498.6	615.5
Long-term debt, less current maturities	2,998.7	3,602.9
Total liabilities	3,793.1	4,592.9

Non-controlling interests—redeemable	356.8	395.5

Total Surgery Partners, Inc. stockholders' equity	1,664.6	1,712.9
Non-controlling interests—non-redeemable	1,235.3	1,418.4
Total stockholders' equity	2,899.9	3,131.3

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$103.5	$83.6	$174.5	$170.9
Investing activities	468.0	(46.2)	434.8	(120.5)
Purchases of property and equipment	(24.5)	(19.8)	(62.3)	(65.9)
Payments for acquisitions, net of cash acquired	(6.1)	(4.6)	(10.2)	(52.6)
Purchases of equity investments	—	(9.6)	—	(13.4)
Financing activities	(433.7)	(84.1)	(494.7)	(116.5)
Distributions to non-controlling interest holders	(53.1)	(52.5)	(156.6)	(168.8)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Other Data:
Number of surgical facilities as of the end of period	173	165	173	165
Number of consolidated surgical facilities as of the end of period	115	114	115	114

Cases	159,070	166,106	484,647	499,264
Revenue per case	$5,125	$4,946	$5,107	$4,855
Adjusted EBITDA (1)	$132.7	$136.4	$360.2	$369.3
Adjusted EBITDA margin (2)	16.3%	16.6%	14.6%	15.2%
Adjusted net income per share attributable to common stockholders - Basic (1)	$0.16	$0.13	$0.24	$0.35
Adjusted net income per share attributable to common stockholders - Diluted (1)	$0.16	$0.13	$0.24	$0.34
(1)A reconciliation of these non-GAAP financial measures appears below.
(2)Defined as Adjusted EBITDA as a % of Revenues.

SURGERY PARTNERS, INC.
Supplemental Information
(Dollars in millions, except per case amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Same-facility Information (1):
Cases	181,102	180,652	518,357	516,639
Case growth	0.2%	N/A	0.3%	N/A
Revenue per case	$4,375	$4,136	$4,377	$4,200
Revenue per case growth	5.8%	N/A	4.2%	N/A
Number of work days in the period	64	64	191	191
Case growth (days adjusted)	0.2%	N/A	0.3%	N/A
Revenue growth (days adjusted)	6.0%	N/A	4.6%	N/A
(1)Same-facility information includes cases and revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods).
SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions, except per share amounts, shares in thousands)
(Unaudited)
The following table reconciles Adjusted EBITDA to income before income taxes in the reported consolidated financial information, the most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Income (loss) before income taxes	$17.7	$30.8	$46.7	$74.3

Net income attributable to non-controlling interests	(35.2)	(48.0)	(113.7)	(132.8)
Interest expense, net	67.9	74.9	206.8	205.0
Depreciation and amortization	39.6	39.5	117.4	116.1
Equity-based compensation expense	6.0	2.6	15.6	17.0
Transaction and integration costs (1)	22.6	12.6	56.6	55.4
De novo start-up costs	1.2	1.7	4.3	5.4
Net (gain) loss on disposals, consolidations and deconsolidations	2.9	15.6	9.6	19.0
Litigation settlements and other litigation costs (2)	5.9	5.4	12.8	8.6
Loss on debt extinguishment	3.7	1.3	3.7	1.3
Undesignated derivative activity	0.4	—	0.4	—
Adjusted EBITDA (3)	$132.7	$136.4	$360.2	$369.3
(1)For the three months ended September 30, 2026, this amount includes due diligence, transaction and integration costs related to acquisitions (both completed and in the pipeline - collectively “M&A costs”) of $14.1 million and other costs, including severance, IT implementation and revenue cycle standardization of $8.5 million. For the three months ended September 30, 2025, this amount includes M&A costs of $8.6 million and other costs, including severance, IT implementation and revenue cycle standardization of $4.0 million.
For the nine months ended September 30, 2026, this amount includes M&A costs of $38.5 million and other costs, including severance, IT implementation and revenue cycle standardization of $18.1 million. For the nine months ended September 30, 2025, this amount includes M&A costs of $39.5 million and other costs, including severance, IT implementation and revenue cycle standardization of $15.9 million.
(2)This amount includes a litigation settlement loss of $0.4 million and $5.1 million for the three months ended September 30, 2026 and 2025, respectively. This amount also includes other litigation costs of $5.5 million and $0.3 million for the three months ended September 30, 2026 and 2025, respectively
This amount includes a litigation settlement loss of $2.9 million and $7.3 million for the nine months ended September 30, 2026 and 2025, respectively. This amount also includes other litigation costs of $9.9 million and $1.3 million for the nine months ended September 30, 2026 and 2025, respectively.
(3)We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
The following table provides supplemental information for Adjusted EBITDA related to unconsolidated affiliates:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted EBITDA related to unconsolidated affiliates:
Management fee revenues (1)(2)	$8.9	$7.8	$29.4	$24.6
Equity in earnings of unconsolidated affiliates (2)	6.4	5.2	16.9	16.3
Plus:
Start-up costs related to unconsolidated de novo surgical facilities (3)	1.1	1.6	4.2	4.3
Adjusted EBITDA related to unconsolidated affiliates	$16.4	$14.6	$50.5	$45.2
(1)Includes management and administrative service fees derived from the non-consolidated facilities that the Company accounts for under the equity method and management of surgical facilities in which it does not own an interest. Management fee revenues are included in Revenues on the Consolidated Statements of Operations.
(2)Included as a component of income before income taxes in the Adjusted EBITDA reconciliation table above.
(3)Included as a component of de novo start-up costs in the Adjusted EBITDA reconciliation table above.
From time to time, the Company incurs certain non-recurring gains or losses that are normally non-operational in nature and management does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and the Company's Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, management believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net income (loss) attributable to common stockholders and adjusted net income (loss) per share attributable to common stockholders as supplements to the comparable GAAP financial measures. Adjusted net income (loss) attributable to common stockholders and adjusted net income (loss) per share attributable to common stockholders should not be considered measures of financial performance under GAAP, and the items excluded from such measures are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to the comparable GAAP measures as presented in the consolidated financial statements.

The following table reconciles net income (loss) as reflected in the consolidated statements of operations to adjusted net income attributable to common stockholders used to calculate adjusted net income per share attributable to common stockholders:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Consolidated Statements of Operations Data:
Net income (loss)	$14.1	$25.3	$41.7	$69.9
Plus (minus):
Net income attributable to non-controlling interests	(35.2)	(48.0)	(113.7)	(132.8)
Equity-based compensation expense	6.0	2.6	15.6	17.0
Transaction and integration costs	22.6	12.6	56.6	55.4
De novo start-up costs	1.2	1.7	4.3	5.4
Net (gain) loss on disposals, consolidations and deconsolidations	2.9	15.6	9.6	19.0
Litigation settlements and other litigation costs	5.9	5.4	12.8	8.6
Loss on debt extinguishment	3.7	1.3	3.7	1.3
Adjusted net income (loss) attributable to common stockholders	$21.2	$16.5	$30.6	$43.8

Adjusted net income (loss) per share attributable to common stockholders
Basic	$0.16	$0.13	$0.24	$0.35
Diluted	$0.16	$0.13	$0.24	$0.34
Weighted average common shares outstanding
Basic	128,865	127,206	128,688	126,932
Diluted	129,614	128,112	129,375	127,867
Contact
Surgery Partners Investor Relations
(615) 234-8940
IR@surgerypartners.com